UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On December 10, 2009, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended November 29, 2009. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Operations, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On December 10, 2009, the Company announced its Board of Directors had declared a cash dividend of $.08 per outstanding share of Company common stock. The dividend will be payable on January 11, 2010 to Company shareholders of record as of the close of business on December 21, 2009.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release dated December 10, 2009 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities. Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: December 10, 2009	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Second Quarter Fiscal 2010

•	Q2 sales of $345 million were up 10% from Q1 of fiscal 2010 and down 18% from Q2 of fiscal 2009
•	Gross margin reached 65.3%, up from 61.1% in Q1 and down from 65.8% in last year’s Q2
•	GAAP earnings per share of 20 cents was up from 13 cents in Q1 and 16 cents in Q2 of fiscal 2009
•	Bookings increased 17% over Q1
•	Sales outlook for Q3 of fiscal 2010 expected to be approximately flat sequentially

SANTA CLARA, Calif. – Dec. 10, 2009 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $345 million and net income of $47.0 million, or 20 cents per diluted share, for the second quarter of fiscal 2010, which ended Nov. 29, 2009.

National’s second quarter sales were 10 percent higher than the first quarter of fiscal 2010, when the company reported $314 million in sales, but lower than the $422 million reported in last year’s second fiscal quarter. Sequential improvement in second quarter sales was driven mainly by increased demand in industrial markets, which are primarily served through distributors. Second quarter net income of $47.0 million, or 20 cents per diluted share, was an increase from the $29.8 million, or 13 cents per share in the first quarter of fiscal 2010. In last year’s second quarter, National reported net income of $36.3 million, or 16 cents per share. Second quarter fiscal 2009 results included a pre-tax $28.1 million restructuring charge.

Gross margin of 65.3 percent in National’s second quarter was an increase from the 61.1 percent gross margin achieved in the first quarter of fiscal 2010 and down from the 65.8 percent gross margin reported in the second quarter of fiscal 2009. Sequential gross margin improvement was due to a combination of a stronger product mix, higher sales volume and improved manufacturing cost performance, including some earlier-than-expected savings realized from wafer fab consolidation.

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Bookings for Q2, Fiscal 2010

Driven primarily by higher order rates from distributors serving industrial markets in every major region, National’s total company bookings increased 17 percent sequentially in the second quarter. Bookings exceeded billings in the quarter.

“New order rates for our analog products continued to improve each month through the second quarter, giving us a higher opening backlog for the new quarter,” said Don Macleod, National’s new chief executive officer. “Now that we have restored our gross margins back over the 65-percent threshold, we can put even more of our focus on revenue growth going forward.”

Outlook for Q3, Fiscal 2010

Although the typical seasonal pattern is for third quarter revenues to decline sequentially, National is projecting revenues to be roughly flat in the third quarter of fiscal 2010.

Company Declares Dividend

The company announced today that the Board of Directors has declared a cash dividend of $0.08 per outstanding share of common stock.  This dividend will be paid on Jan. 11, 2010 to shareholders of record at the close of business on Dec. 21, 2009.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's annual report on Form 10-K for the fiscal year ended May 31, 2009 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the quarterly report on Form 10-Q for the quarter ended Aug. 30, 2009.

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About National Semiconductor

National Semiconductor is a leader in analog power management technology.  Its products include easy-to-use integrated circuits, PowerWise products that enable more energy-efficient systems, and SolarMagic products which improve the energy output of solar arrays.  The company celebrated its 50th anniversary this year.  Headquartered in Santa Clara, Calif., National reported sales of $1.46 billion for fiscal 2009.  Additional information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	Nov. 29,	Nov. 23,	Nov. 29,	Nov. 23,
	2009	2008	2009	2008
Net sales	$344.6	$421.6	$659.0	$887.2
Cost of sales	119.6	144.2	241.8	302.6
Gross margin	225.0	277.4	417.2	584.6

Research and development	68.2	91.6	133.5	181.2
Selling, general and administrative	81.0	69.5	154.0	151.3
Severance and restructuring expenses	0.7	28.1	6.4	29.2
Other operating expense (income), net	1.1	(0.1)	(0.9)	(0.2)

Operating expenses	151.0	189.1	293.0	361.5

Operating income	74.0	88.3	124.2	223.1
Interest income	0.4	3.8	0.9	7.6
Interest expense	(15.0)	(18.7)	(30.7)	(37.0)
Other non-operating income (expense), net	2.0	(12.3)	5.3	(15.1)

Income before taxes	61.4	61.1	99.7	178.6
Income tax expense	14.4	24.8	22.9	62.7

Net income	$47.0	$36.3	$76.8	$115.9

Earnings per share:
Basic	$0.20	$0.16	$0.33	$0.51
Diluted	$0.20	$0.16	$0.32	$0.49

Selected income statement ratios as a percentage of sales:

Gross margin	65.3%	65.8%	63.3%	65.9%
Research and development	19.8%	21.7%	20.3%	20.4%
Selling, general and administrative	23.5%	16.5%	23.4%	17.1%
Net income	13.6%	8.6%	11.7%	13.1%

Effective tax rate	23.5%	40.6%	23.0%	35.1%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Nov. 29, 2009	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$821.7	$700.3
Receivables	87.6	71.7
Inventories	116.4	134.6
Deferred tax assets	73.0	72.6
Other current assets	135.5	108.0

Total current assets	1,234.2	1,087.2

Net property, plant and equipment	416.0	461.8
Goodwill	66.1	61.5
Deferred tax assets, net	256.7	251.5
Other assets	102.5	101.3

Total assets	$2,075.5	$1,963.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$339.0	$62.5
Accounts payable	41.7	40.3
Accrued expenses	161.2	144.6
Income taxes payable	17.0	28.2

Total current liabilities	558.9	275.6

Long-term debt	921.8	1,227.4
Long-term income taxes payable	169.1	162.6
Other non-current liabilities	129.5	120.7

Total liabilities	1,779.3	1,786.3

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	118.9	116.3
Additional paid-in-capital	145.0	67.6
Retained earnings	156.0	116.8
Accumulated other comprehensive loss	(123.7)	(123.7)

Total shareholders’ equity	296.2	177.0

Total liabilities and shareholders’ equity	$2,075.5	$1,963.3

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Six Months Ended
	Nov. 29, 2009	Nov. 23, 2008
Cash flows from operating activities:
Net income	$76.8	$115.9
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	47.8	61.5
Share-based compensation	32.7	35.5
Excess tax benefit from share-based payment arrangements	(0.1)	(4.3)
Tax (expense) benefit associated with stock options	(4.4)	6.5
(Gain) loss on investments	(5.3)	15.1
Non-cash restructuring recovery	(5.7)	(0.1)
Loss (gain) on disposal of equipment	0.8	(0.5)
Other, net	1.2	0.4
Changes in certain assets and liabilities, net:
Receivables	(17.5)	8.9
Inventories	17.9	(5.7)
Other current assets	(5.0)	1.7
Accounts payable and accrued expenses	15.8	(4.9)
Current and deferred income taxes	(10.7)	48.8
Other non-current liabilities	15.3	(24.8)
Net cash provided by operating activities	159.6	254.0
Cash flows from investing activities:
Purchase of property, plant and equipment	(14.4)	(55.1)
Proceeds from sale of property, plant and equipment	0.1	0.6
Business acquisition, net of cash acquired	(4.8)	-
Funding of benefit plan	(1.1)	(5.5)
Redemption and net realized losses of benefit plan	1.3	5.0
Other, net	(1.4)	-
Net cash used in investing activities	(20.3)	(55.0)
Cash flows from financing activities:
Repayment of bank borrowing	(31.2)	(31.4)
Payment on software license obligations	(3.2)	-
Excess tax benefit from share-based payment arrangements	0.1	4.3
Minimum tax withholding paid on behalf of employees for net share settlements	(1.6)	(0.2)
Issuance of common stock	56.7	33.5
Cash payments in connection with stock option exchange program	(1.1)	-
Purchase and retirement of treasury stock	-	(128.4)
Cash dividends declared and paid	(37.6)	(27.7)
Net cash used in financing activities	(17.9)	(149.9)
Net change in cash and cash equivalents	121.4	49.1
Cash and cash equivalents at beginning of period	700.3	736.8
Cash and cash equivalents at end of period	$821.7	$785.9

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PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	Nov. 29, 2009	Nov. 23, 2008	Nov. 29, 2009	Nov. 23, 2008

Earnings per share:
Basic	$0.20	$0.16	$0.33	$0.51
Diluted	$0.20	$0.16	$0.32	$0.49

Net income used in basic and diluted
earnings per share calculation	$47.0	$36.3	$76.8	$115.9

Weighted-average shares outstanding:
Basic	236.6	228.0	235.1	228.9
Diluted	241.0	234.0	239.5	237.6

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Six Months Ended
Other operating expense (income), net	Nov. 29, 2009	Nov. 23, 2008	Nov. 29, 2009	Nov. 23, 2008

Net intellectual property income	$-	$(0.1)	$-	$(0.2)
Litigation settlement	1.5	-	(0.5)	-
Other	(0.4)	-	(0.4)	-
Total other operating expense (income), net	$1.1	$(0.1)	$(0.9)	$(0.2)

Other non-operating income (expense), net

Gain (loss) on investments	$2.0	$(12.3)	$5.3	$(15.1)
Total other non-operating income (expense), net	$2.0	$(12.3)	$5.3	$(15.1)